EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James A. Bianco, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Cell Therapeutics, Inc. on Form 10-Q for the fiscal quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Cell Therapeutics, Inc.

A signed original of this written statement required by Section 906 has been provided to Cell Therapeutics, Inc. and will be retained by Cell Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 12, 2003	By:	/s/ JAMES A. BIANCO, M.D.

James A. Bianco President and Chief Executive Officer

I, Louis A. Bianco, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Cell Therapeutics, Inc. on Form 10-Q for the fiscal quarter ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Cell Therapeutics, Inc.

A signed original of this written statement required by Section 906 has been provided to Cell Therapeutics, Inc. and will be retained by Cell Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 12, 2003	By:	/s/ LOUIS A. BIANCO

Louis A. Bianco Executive Vice President Finance and Administration